UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2017 (October 2, 2017)

GRIFFON CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 1-06620

Delaware	11-1893410
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

712 Fifth Avenue, 18th Floor

New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 957-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of Griffon Corporation (the “Company”) filed with the Securities and Exchange Commission on October 2, 2017 (the “Original Report”) related to the completion of the Company’s acquisition of ClosetMaid Corporation and certain other entities and assets (collectively, the “ClosetMaid Business”) from Emerson Electric Co., pursuant to an Asset and Stock Purchase Agreement dated as of September 1, 2017, as amended on September 25, 2017.  In response to parts (a) and (b) of Item 9.01 of the Original Report, the Company stated that it would file the required financial statements of the ClosetMaid Business and pro forma financial information by amendment, as permitted by Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K.  This Form 8-K/A amends the Original Report to include the financial statements and pro forma financial information required by parts (a) and (b) of Item 9.01 of Form 8-K.

In connection with the preparation of the consolidated financial statements for the ClosetMaid Business for the fiscal year ended September 30, 2017, an immaterial adjustment was made to reclassify amounts between the “Net cash provided by operating activities” and “Effect of exchange rate changes on cash and equivalents” line items in the Combined Statements of Cash Flows for the years ended September 30, 2016 and 2015. There was no effect on the Combined Balance Sheets or Statements of Earnings, Comprehensive Income or Equity. The adjustment reduced Net cash provided by operating activities in 2015 and 2016 by $2.3 million and $4.1 million, respectively. The adjustment was to properly reflect foreign currency exchange amounts that were grossed up in accounts payable (included in cash flows from operating activities) and in the effect of exchange rate changes on cash.

Item 9.01.  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The consolidated financial statements of, and the report of independent certified public accountants on, the ClosetMaid Business as of September 30, 2016 and 2017, and for each of the years in the three-year period ended September 30, 2017 are attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(b)      Pro Forma Financial Information

The unaudited pro forma condensed combined statements of operations for the fiscal year ended September 30, 2017 and the unaudited pro forma condensed combined balance sheet as of September 30, 2017, in each case giving effect to the acquisition of the ClosetMaid Business, are attached hereto as Exhibit 99.2 and incorporated herein by reference.

The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what the Company’s results of operations would actually have been had the acquisition occurred on the date indicated, the Company’s expected financial position or the results of the Company’s operations for any future period.

(d) Exhibits

Exhibit Number	Description
23.1	Consent of Independent Auditors of ClosetMaid Corporation.

99.1

Consolidated financial statements of, and the report of independent certified public accountants on, the ClosetMaid Business as of September 30, 2016 and 2017, and for each of the years in the three-year period ended September 30, 2017.

99.2

Unaudited pro forma condensed combined statements of operations for the fiscal year ended September 30, 2017 and the unaudited pro forma condensed combined balance sheet as of September 30, 2017, in each case giving effect to the acquisition of the ClosetMaid Business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFON CORPORATION

Date: December 15, 2017	By:	/s/ Seth L. Kaplan
Seth L. Kaplan
Senior Vice President, General Counsel and Secretary